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                                                                      EXHIBIT 16

                   LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

                            {Letterhead of Auditors]


March 30, 2001

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549


We would like to inform you that we have read the disclosures provided by GlobalBot Corp. (Commission Number 0-32167) in its filing of a Registration Statement on Form 10-SBA dated on or about April 4, 2000 and that there are no disagreements regarding the statements made under Item 14-Changes in Registrant's Certifying Accountant.

Sincerely,

/s/ Alberni & Alberni, PA